UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 9, 2026
Date of Report (Date of earliest event reported)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8080 Norton Parkway
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 534-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
3.750% Senior Notes due 2034	AVY34	Nasdaq Stock Market
4.000% Senior Notes due 2035	AVY35	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On October 9, 2026, the Board of Directors (the “Board”) of Avery Dennison Corporation, a Delaware corporation (the “Company”), elected Helen J. Sheirbon as President, Solutions Group, and an “executive officer” of the Company under the rules of the Securities and Exchange Commission, effective November 3, 2026. Ms. Sheirbon, age 51, has served as Senior Vice President and Chief Operating Officer of Global HP Solutions, HP Inc., a global technology company, since July 2025 and will leave that company by the end of October 2026. Prior to her current position, she held roles of increasing responsibility within that company, including Senior Vice President and Division President, Collaboration and Accessories Solutions, from January 2024 to July 2025; Senior Vice President, Global Customer Support and Services Delivery, from March 2022 to December 2023; and Vice President, Print (Worldwide and North America), from March 2017 to February 2022. A copy of the press release, dated October 12, 2026, announcing Ms. Sheirbon’s role is attached as Exhibit 99.1 hereto and incorporated herein by reference.
In connection with her election, the Board’s Talent and Compensation Committee (the “Committee”) approved the following compensation package for Ms. Sheirbon: (i) an annual base salary of $625,000; (ii) a target Annual Incentive Plan opportunity of 60% of base salary; and (iii) a target long-term incentive (LTI) opportunity of 200% of base salary. The Committee also approved the following one-time compensation for Ms. Sheirbon: (i) a special equity award of restricted stock units with a grant date fair value of $2,000,000 to be granted on December 1, 2026, which will vest 50% on the first and second anniversaries of the grant date; (ii) a special equity award of performance units cliff-vesting at the end of a three-year performance period with a grant date fair value of $1,500,000 to be granted on the same date as that of the Company’s annual LTI awards in the first quarter of 2027, with performance objectives consistent with the awards then to be granted to similarly-situated executives; (iii) a cash signing bonus of $250,000 to be paid as soon as practicable following her commencement of employment; and (iv) to offset equity and cash incentives forfeited at her prior employer, a cash payment of $800,000 to be paid in February 2027 provided she is still employed by the Company and in good standing at that time. The equity awards are subject to her continued employment through the applicable vesting dates and the cash bonus and payment are required to be repaid by Ms. Sheirbon in the event she voluntarily terminates her employment within 24 months of her start date. As a Level 2 executive of the Company, Ms. Sheirbon will be eligible to receive an annual executive benefit allowance of $65,000; reimbursement of up to $15,000 per year for financial counseling and tax preparation services; a paid annual executive physical; and taxable relocation assistance benefits in accordance with the Company’s executive relocation policy. She will also be an eligible participant in the Company’s savings, deferred compensation, executive severance and key executive change of control severance plans, in each case as described in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on March 12, 2026.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release, dated October 12, 2026, naming Helen Sheirbon as President, Solutions Group

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release, dated October 12, 2026, naming Helen Sheirbon as President, Solutions Group

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: October 13, 2026	By:	/s/ Deon M. Stander
		Name: Title:	Deon M. Stander President and Chief Executive Officer